Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of __________ ___, 2012, by and among Navarre Corporation, a Minnesota corporation (the “Company”), each of the individual signatories hereto (collectively, the “SFC Equityholders” and each individually an “SFC Equityholder”) and Jeffrey B. Zisk in his capacity as representative of the SFC Equityholders (the “Equityholder Representative”).  The SFC Equityholders and the Equityholder Representative will be referred to collectively herein as the “Sellers.”

RECITALS

A.           The Company, the Sellers and certain other parties have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, on the date of this Agreement, SpeedFC, Inc., a Delaware corporation, will be merged with and into a subsidiary of the Company (the “Merger”);

B.           The execution and delivery of this Agreement at the Effective Time is required by the Merger Agreement;

C.           Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given in the Merger Agreement; and

D.           Pursuant to the Merger Agreement, the SFC Equityholders and the Equityholder Representative received (and may receive) the number of shares of common stock of the Company, no par value per share (the “Common Stock”), as set forth in Schedule A attached hereto.  This Agreement provides the Sellers with certain rights with respect to the registration of the Common Stock.

AGREEMENT

In consideration of the mutual promises and covenants in this Agreement, the Company and the Sellers agree to the foregoing recitals and as follows:

1.             Definitions.  For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

“Common Stock” means the common stock of Navarre Corporation, no par value per share.

“control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Effective Time” means that date and time that the Certificate of Merger is accepted for filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of Minnesota (or such later time as may be agreed by each of the parties and specified in the Certificate of Merger), as contemplated in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

 “Holder” means any person that acquired Registrable Securities in connection with the Merger.  All Holders may be collectively referred to as the “Holders.”

“Offering,” as used in Section 11 hereof, means any firm commitment underwritten public offering of the Common Stock under the Securities Act with proceeds to the Company (prior to underwriter discounts and commissions) equal to or greater than $5,000,000.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the shares of Common Stock received by the Sellers at Effective Time of the transactions contemplated by the Merger Agreement or pursuant to achievement of any earn out provisions set forth in the Merger Agreement.  In addition, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including sales made pursuant to Rule 144 promulgated under the Securities Act or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.  The number of Registrable Securities outstanding shall be the sum of the shares of Common Stock outstanding that are Registrable Securities.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

2.             Request for Registration

(a)           Demand Registration.  Subject to the conditions of this Section 2, if the Company shall receive, at any time after the three (3) year anniversary of the Effective Time and prior to the fifty-fourth (54th) month anniversary of the date of the Effective Time, written notice (the “Demand Notice”) from any Holder that beneficially owns (with beneficial ownership  determined pursuant to Rule 13d-3 of the Exchange Act, and, for the avoidance of doubt, Jeffrey B. Zisk shall be deemed to be the beneficial owner of any Common Stock of the Company held by The Zisk Family Partnership LP or the Jennifer Kate Partnership LP) at least ten percent (10%) of the outstanding Common Stock of the Company demanding that the Company file a registration statement under the Securities Act covering all or a portion of the Registrable Securities held by him, her or it (any registration effected pursuant to this Section 2(a), a “Demand Registration”), then the Company shall use commercial reasonable efforts to file a registration statement under the Securities Act covering the Registrable Securities that each such Holder requests to be registered and cause such registration statement to become effective as soon as practicable thereafter.  Notwithstanding the foregoing, the Company shall not be required to effect a Demand Registration or take any other action under this Section 2(a) at any time unless registration on Form S-3 (or any equivalent or successor form) is then available to the Company.  Once the Demand Registration is effective, then no Holder shall have any right to demand any further registration.  This Section 2 provides for only one (1) Demand Registration.

(b)           Notice of Underwriting.  If the Holder(s) intend to distribute the Registrable Securities covered by a request under Section 2 by means of an underwriting, they shall so advise the Company as a part of the Demand Notice.  In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of all or a portion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders that made the Demand Notice and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities.  Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company and the Holders in writing that in its opinion marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders that have elected to participate in such underwriting; provided, however, that the number of shares of Registrable Securities of the Holders to be included in such underwriting shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Delay of Registration by Company.  The Company shall not be required to effect a registration pursuant to this Section 2:

(1)           during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(2)           if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the Demand Notice, provided that such right to delay a request shall be exercised by the Company not more than once.

In the event that the Company delays a registration pursuant to the foregoing provisions the Holder initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the one (1) permitted Demand Registration hereunder.

3.             Piggyback Registration

(a)           Notice of Registration.  If the Company proposes to register (including for this purpose a registration initiated by the Company for shareholders other than the Holders) any of its Common Stock or other securities under the Securities Act, either for its own account or the account of a security holder or holders prior to the three (3) year anniversary of the Effective Time, in connection with the public offering for cash or such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or a registration renewing the Company’s shelf offering on Form S-3 (File No. 333-161514) originally registered on October 23, 2009), the Company shall, at such time, promptly (and in any event no later than ten (10) days prior to the filing of such registration statement) give each Holder written notice of such registration (the “Registration Notice”).  Upon the written request of each applicable Holder given within five (5) days after mailing of the Registration Notice by the Company in accordance with Section 13(e), the Company shall, subject to the provisions of Section 3(c), use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  Notwithstanding the provisions in Section 2(a), if the Company proposes the registration of its Common Stock pursuant to this Section 3, then, subject to the limitations of Section 12 below, the Holders shall retain any right to require the Company to effect a Demand Registration pursuant to Section 2 above (i.e., a piggyback registration pursuant to this Section 3 shall not be considered a Demand Registration for purposes of Section 2 of this Agreement).

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8 hereof.

(c)           Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s Common Stock or other securities, the Company shall not be required under this Section 3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its shares of Common Stock to be sold in the offering, such Holder’s intended method of distribution and any other customary representations and warranties reasonably required by the underwriters of the selling securityholders) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 10 of this Agreement.

(1)           If the managing underwriter advises the Company and the Holders of Registrable Securities (if any Holders of Registrable Securities have elected to include Registrable Securities in such registration) in writing that in its opinion the total amount of securities, including Registrable Securities, requested by the Company’s shareholders to be included in an offering under this Section 3 exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall include in such registration (i) first, the number of shares of securities that the Company proposed to sell, (ii) second, the number of shares of securities, including Registrable Securities, requested to be included therein by Holders of Registrable Securities, allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agreement, and (iii) third, the number of shares of securities requested to be included therein by holders of securities (other than Holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(2)           If a piggyback registration is initiated as an underwritten offering on behalf of a holder of securities of the Company other than a Holder of Registrable Securities, and the managing underwriter advises the Company and the Holders of Registrable Securities (if any Holders of Registrable Securities have elected to include Registrable Securities in such registration) in writing that in its opinion the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall include in such registration (i) first, the number of shares of securities, including Registrable Securities, requested to be included therein by holder(s) requesting such registration and by the Holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of securities and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree, and (ii) second, the number of shares of securities requested to be included therein by holders of securities (other than Holders of Registrable Securities), allocated among such holders in such manner as they may agree.

4.            Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall, as expeditiously as reasonably practicable:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one (1) year or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b)           prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

(c)           at least five (5) days before filing such registration statement, prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)           notify each selling holder of Registrable Securities or their counsel, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(e)           furnish to the Holders, without charge, such numbers of copies of a prospectus, including a preliminary prospectus, and any supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto provided in then current form;

(f)           use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities covered by such registration statement, and to do such other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders, and to keep each such registration or qualification (or exemption therefrom) effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g)           in the event of any underwritten public offering, enter into and perform its obligations under customary agreements (including underwriting and lock-up agreements in customary form), with the managing underwriter of such offering reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

(h)           notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or when the Company obtains knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i)           cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(j)           use commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) a legal opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (2) a “comfort” letter dated such date, from the registered public accountants of the Company, in form and substance as is customarily given by registered public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(k)           notify the holders of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information and respond as promptly as reasonably practicable to any such request;

(l)           advise the holders of Registrable Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(m)           otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

5.            Prospectus Amendment.  If the Company has delivered preliminary or final prospectuses to the Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company will promptly notify the Holders and, if requested, the Holders will immediately cease making offers of Registrable Securities and return all prospectuses to the Company.  The Company will promptly provide the Holders with the revised prospectuses or prospectus supplements and, following receipt of the revised prospectuses or prospectus supplements, the Holders will be free to resume making offers of the Registrable Securities.

6.            Registration Statement Amendment.  If, after a registration statement becomes effective, the Company becomes engaged in any activity which in the good faith determination of the Company's board of directors, involves information that would have to be disclosed in the registration statement but which the Company desires to keep confidential for valid business reasons, then the Company may at its option, by notice to the Holders, require that the Holders cease sales of such Registrable Securities under such registration statement for a period not in excess of ninety (90) days from the date of such notice, such right to be exercised by the Company not more than once in any twelve (12) month period.  If, in connection therewith, the Company considers it appropriate for such registration statement to be amended, the Company will so amend such registration statement as expeditiously as possible and the Holders will suspend any further sales of its Registrable Shares until the Company advises it that such registration statement has been amended.  The time periods referred to herein during which such registration statement must be kept effective will be extended for an additional number of days equal to the number of days during which the right to sell shares was suspended due to this Section 6.

7.            Information from Holders.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

8.            Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including (without limitation) all registration, filing and qualification fees, underwriting expenses (other than discounts and commissions) printer’s and accounting fees, fees and disbursements of counsel for the Company and, up to $20,000 of the fees and disbursements of one counsel for the selling Holders shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a registration.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration; provided, however, that if prior to the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following, and as a result of disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.  All underwriting discounts and commissions relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Holder.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement.

9.             Delay of Registration by Holder.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

10.           Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)           To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners or officers, directors, managers, members, shareholders and affiliates of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) or broker for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, or any other person acting on behalf of such Holder, against any losses, claims, actions, damages, liabilities or expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary or final prospectus contained therein, or any free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto, (ii) the omission or alleged omission of a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will pay as incurred to each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information regarding such Holder, underwriter or controlling person, furnished by such Holder, underwriter or controlling person expressly for use in connection with such registration.

(b)           To the fullest extent permitted by law, each selling Holder shall severally but not jointly indemnify and hold harmless the Company, each of its directors, officers and other agents, including specifically each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter or broker, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, actions, damages, liabilities or expenses to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information regarding such Holder, furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 10(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, delayed or conditioned), and provided further, that in no event shall any indemnity under this Section 10(b) exceed the net proceeds (after underwriting fees, commissions or discounts) from the offering actually received by an indemnifying Holder from the sale of Registrable Securities.

(c)           Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of the claims in any such action that are subject to indemnification hereunder with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be reasonably and adequately represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity; then, in either such case, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. The failure to deliver written notice to the indemnifying party shall not relieve such indemnifying party of any liability to the indemnified party under this Section 10, except to the extent that the indemnifying party has been materially prejudiced by such failure. The indemnifying party shall not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any proceeding in which any indemnified party is or could be a party and as to which indemnification could be sought by such indemnified party under this Section 10, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification pursuant to this Section 10.

(d)           If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, action or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, liability, claim, damage, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, action or expense, as well as any other relevant equitable considerations; provided, however, that a selling Holder will not be obligated to contribute more than the net proceeds (after underwriting fees, commissions or discounts) actually received by such selling Holder from the sale of Registrable Securities.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of intentionally fraudulent misrepresentation shall be entitled to contribution from any person.

(e)           The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, any termination of this Agreement, and otherwise.

11.           Lock-up Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the Company (or the managing underwriter of any Company Offering involving a Holder), during the period commencing on the date of the final prospectus relating to any Company Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity interests in the Company or any securities convertible into or exercisable or exchangeable for such equity interests (whether such interests or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of equity interests in the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise. The foregoing provisions of this Section 11 shall not apply to sales of Registrable Securities to be included in an offering pursuant to Section 2 or Section 3 of this Agreement, and shall be applicable to the holders of Registrable Securities only if all officers and directors of the Company are subject to the same restrictions. Each Holder further agrees to execute and enter into an agreement (such agreement to be in the form as may be reasonably requested by the managing underwriters) with the managing underwriters of such Offering to reflect the foregoing.  The underwriters in connection with any Company Offering are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding anything to the contrary contained in this Section 11, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 11 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer or director.

12.           Termination of Registration Rights.  With respect to each Holder, the registration rights set forth in this Agreement will terminate at the earlier to occur of: (i) all Registrable Securities held by such Holder (and its successors and/or affiliates) may be sold pursuant Rule 144 of the Securities Act during any ninety (90) day period, or (ii) the three (3) year anniversary of the Effective Time.  Notwithstanding the foregoing, the right to cause the Company to effect a Demand Registration granted to any Holder of ten percent (10%) of the Registrable Securities under Section 2(a) of this Agreement shall survive until the earlier to occur of: (A) all Registrable Securities held by such Holder (and its successors and/or affiliates) may be sold pursuant Rule 144 of the Securities Act during any ninety (90) day period, or (B) the fifty-four (54) month anniversary of the Effective Time. Notwithstanding the foregoing, the provisions of Section 8 and Section 10 of this Agreement shall survive any termination of this Agreement or the rights set forth herein.

13.      Miscellaneous.

           (a)           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  The Company may not assign its rights or delegate its duties under this Agreement to any other person or entity without the prior written consent of the Holders provided, however, that no consent shall be required in connection with sale, merger or other change of control transaction of the Company.  Subject to the limitations set forth in clauses (A) and (B) of the definition of “Registrable Securities” in this Agreement, each Holder may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Holder herein and had originally been a party hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           (b)           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to its conflicts of laws principles) as applied to agreements among Delaware residents.

           (c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

           (d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           (e)           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(e)):

if to the Company:

Navarre Corporation
7400 49th Avenue North
New Hope, MN 55428
Facsimile No.:  (___) ____-______
Telephone No.:  (___) ____-______
Attention:  Ryan Urness

with a copy (which will not constitute notice) to:

Winthrop & Weinstine, P.A.
Capella Tower, Suite 3500
225 South Sixth Street
Minneapolis, MN  55402
Facsimile No.:  (612) 604-6800
Telephone No.:  (621) 604-6400
Attention:  Scott J. Dongoske

if to any SFC Equityholder or the Equityholder Representative, to:

Jeffrey B. Zisk
4121 Windsor Parkway
Dallas, Texas 75205
Facsimile No.:  (___) ____-______
Telephone No.:  (___) ____-______

with a copy (which will not constitute notice) to:

Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas  75203
Attn: Aaron R. Allred
Telephone No.:  (214) 953-6135
Facsimile No.:  (214) 661-6816

           (f)           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           (g)           Entire Agreement; Amendments and Waivers.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof.  In the event of any conflict between the terms and provisions of this Agreement and the terms of the Merger Agreement, the terms and conditions of this Agreement shall control. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of any Registrable Securities and the Company.

           (h)           Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i)           Remedies.  Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to seek specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(j)           Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall use commercially reasonable efforts to:

(1)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(2)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(3)           furnish to any Holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY:
NAVARRE CORPORATION

Signed:
By
Its:

EQUITYHOLDER REPRESENTATIVE:

By:
Jeffrey B. Zisk, in his capacity as
Equityholder Representative.

[SFC EQUITYHOLDER SIGNATURE PAGES FOLLOW]

HOLDERS
Jeffrey B. Zisk	M. David Bryant
THE ZISK FAMILY PARTNERSHIP LP Signed: _______________________ By: _______________________ Its: _______________________	JENNIFER KATE PARTNERSHIP LP Signed: _______________________ By: _______________________ Its: _______________________

H & MJ INVESTMENTS Signed: _______________________ By: _______________________ Its: _______________________	ROBERT J. POTTER FOUNDATION Signed: _______________________ By: _______________________ Its: _______________________

Robert J. Potter	Vanessa Castagna
SAMKIDS PARTNERSHIP Signed: _______________________ By: _______________________ Its: _______________________	John Scarisbrick George Huber
Joel Williams	Gerald D. Rogers

Randall Zisk	Alexander Jacobs
Debra Holstein	Craig Zisk & Katrina Dornig, as joint tenants
Jason Smen	Neil Cohen
William Pendergast	Maxwell Gonzalez
Debra Moody	Don Akins